Exhibit 10(i)

                            NATIONAL-STANDARD COMPANY
                                STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

   1. PURPOSE. The purpose of the National-Standard Company Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors who are not officers or full-time employees of National-Standard Company (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become shareholders in the Company, thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the shareholders of the Company more effectively and to encourage them to continue serving as directors.

   2. SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock which may be newly issued or treasury shares. If there is a lapse, expiration, termination, or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

   3. GRANT OF OPTIONS. Each person who remains or becomes a Nonemployee Director of the Company on the date of the 1997 Annual Meeting of Shareholders shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the 1997 Annual Meeting of Shareholders. Each person who remains or becomes a Nonemployee Director after the date of the 1997 Annual Meeting of Shareholders shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of the next succeeding Annual Meeting of Shareholders.

    Each Nonemployee Director who is granted an initial option to purchase
2,000 shares of Common Stock hereunder shall be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date of each succeeding Annual Meeting of Shareholders on which the Nonemployee Director is a member of the Board.

   4. OPTION PRICE. The option price for each option granted to Nonemployee Directors shall be equal to the closing price of the shares subject to option as reported on the New York Stock Exchange Composite Transactions list on the date of option grant.

   5. EXERCISE OF OPTIONS. Shares shall be issued to the participant pursuant to the exercise of an option only upon receipt by the Company from the participant of written notice of exercise, specifying the number of shares with respect to which the option is being exercised. Payment for the shares shall be (a) in cash, (b) by delivery of shares (or certification of ownership) of Common Stock previously owned by the optionee or by a combination of (a) and (b), in an amount or having a combined market value equal to the aggregate purchase price for the shares subject to the option being exercised. Previously owned shares acquired in a prior exercise of a stock option granted under this Plan shall not be accepted in full or partial payment for shares purchased upon the exercise of an option unless the previously owned shares have been held by the participant for at least six months.

   6. TERM OF THE OPTIONS. Each option granted hereunder shall be exercisable for not more than ten years from the date it is granted.

   7. NONTRANSFERABILITY. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, a Nonemployee Director may transfer any option granted hereunder to members of the director's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Board of Directors.

   8. RETIREMENT OR TERMINATION OF SERVICE OF PARTICIPANT. Upon the retirement or termination of service of a participant, all options previously granted to the participant must be exercised within a three-year period following the date of retirement or termination of service, but in no event later than ten years from the date of grant of the options.

   9. TOTAL DISABILITY OF PARTICIPANT. Upon the total disability of a participant, all options previously granted to the participant must be exercised within a three-year period following the date the participant becomes totally disabled, but in no event later than ten years from the date of grant of the options.

  10. DEATH OF PARTICIPANT. Upon the death of a participant, all options previously granted to the participant must be exercised by the legal representative of the deceased participant's estate within a one-year period following the date of the participant's death, but in no event later than ten years from the date of grant of the options.

  11. ADMINISTRATION. This Plan is intended to be self-governing and requires no discretionary action by any administrative body. All grants of options to Nonemployee Directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of interpretation arise, they shall be resolved by the entire Board of Directors.

  12. ADJUSTMENT PROVISIONS.

    (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

    (b) In the case of any merger, consolidation, or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property, or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   13. REGISTRATION AND LEGAL COMPLIANCE. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

   14. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, if any law, regulation, agreement or exchange on which the Company's common stock is traded requires shareholder approval for an amendment to become effective, no amendment shall become effective unless approved by vote of the Company's shareholders. No such amendment, suspension, or termination shall impair the rights of Nonemployee Directors under any outstanding options.

   15. SHAREHOLDER APPROVAL. This Plan was adopted by the Board of Directors of the Company on November 20, 1996. The Plan shall be null and void if shareholder approval is not obtained at the 1997 Annual Meeting of Shareholders.